Exhibit (3.1)
                                  -------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ADRENALIN INTERACTIVE, INC.

                 ----------------------------------------------

            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
                 -----------------------------------------------



         We, JAY SMITH, III and MICHAEL CARTABIANO, the President and Secretary,

respectively,  of ADRENALIN  INTERACTIVE,  INC.,  a  corporation  organized  and existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST,  that the Certificate of  Incorporation  of said  corporation be amended as follows:

                  (1) By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

                           "The  name  of  the  corporation   (hereinafter   the
                  'corporation') is McGLEN INTERNET GROUP."

                  (2) By striking out the whole of subsection (a) of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new subsection (a) of Article FOURTH reading as follows:

                           (a)  The   maximum   number  of   shares   which  the
                  corporation shall have authority to issue is Fifty-Five


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                  Million  (55,000,000),  of which  Fifty  Million  (50,000,000)
                  shares shall be Common Stock, having a par value of $.03 per share, and Five Million (5,000,000) shares shall be Preferred Stock, having a par value of $.01 per share.

         SECOND,  that such amendments have been duly adopted in accordance with the  provisions of the General  Corporation  Law of the State of Delaware by the

vote of holders of not less than a majority of the shares of  outstanding  stock entitled to vote thereon, all in accordance with the provision of Section 242 of the General Corporation of Law of the State of Delaware.

         IN WITNESS  WHEREOF,  we have signed this  certificate this 11th day of

November, 1999.

                                               /s/Jay Smith
                                               ---------------------------------
                                               Jay Smith, III, President


                                               /s/Michael Cartabiano
                                               ---------------------------------
                                               Michael Cartabiano, Secretary





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